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                                                                    EXHIBIT 23.1




                       CONSENT OF INDEPENDENT ACCOUNTANTS




We consent to the incorporation by reference in the USA Waste Services, Inc. Registration Statements on Form S-4 (File Nos. 33-77110, 33-59259, 33-60103, 33-63981, 333-02181, and 333-08161), Registration Statements on Form S-3 (File Nos. 33-42988, 33-43809, 33-76226, 33-85018, 333-00097, and 333-08573), and
Registration Statements on Form S-8 (File Nos. 33-43619, 33-72436, 33-84988, 33-84990, 33-59807, 33-61621, 33-61625, 33-61627, 333-14115, and 333-14613), of
our report dated November 8, 1996, on our audits of the supplemental consolidated balance sheets of USA Waste Services, Inc. and subsidiaries as of December 31, 1995 and 1994, and the related supplemental consolidated statements of operations, stockholders equity, and cash flows for each of the years in the three-year period ended December 31, 1995, which report is included in this Current Report on Form 8-K.



COOPERS & LYBRAND L.L.P.

Dallas, Texas
November 12, 1996